Exhibit 99.1

Contact: Karen Fugate

Investor Relations

940-297-3877

Sally Beauty Holdings, Inc. Announces Fiscal Third Quarter Results

DENTON, Texas, August 3, 2017 — Sally Beauty Holdings, Inc. (NYSE: SBH) (the “Company”) today announced financial results for its fiscal 2017 third quarter ended June 30, 2017. The Company will hold a conference call today at 7:30 a.m. (Central) to discuss these results and its business.

Fiscal 2017 Third Quarter Highlights

Reported diluted earnings per share in the third quarter were $0.49, growth of 6.5% compared to the prior year’s third quarter. Adjusted diluted earnings per share (excluding $5.1 million, of charges related to the Restructuring Plan announced in February 2017) were $0.52, growth of 10.6% compared to the prior year.

Consolidated net sales were $998.0 million in the third quarter, essentially flat when compared to the prior year. Same store sales growth of 0.3% and incremental sales from new stores were partially offset by unfavorable foreign currency translation, the latter of which negatively impacted revenue growth by $10.2 million, or approximately 100 basis points. Additionally, the Company lost a day of sales in the third quarter due to the shift of the Easter holiday from March in the prior fiscal year to April this fiscal year, which negatively impacted both sales growth and same store sales growth in the quarter by approximately 60 basis points.

Gross margin for the third quarter increased 40 basis points to 50.4%, driven primarily by strategic pricing initiatives and reduced reliance on promotional activity in the Sally Beauty segment.

Selling, general and administrative (“SG&A”) expenses in the third quarter, excluding depreciation and amortization expense, were 33.9% of sales vs. 34.0% of sales in the prior year.

Reported operating earnings and operating margin in the third quarter were $130.3 million and 13.1%, respectively, compared to reported operating earnings and operating margin of $134.1 million and 13.4%, respectively, in the prior year. Adjusted operating earnings and operating margin were $135.4 million and 13.6%, respectively, essentially flat when compared to the prior year’s adjusted operating earnings and operating margin.

The Company repurchased (and subsequently retired) a total of 6.2 million shares of common stock during the quarter at an aggregate cost of $117.6 million. Share repurchases through the first three quarters of the fiscal year were approximately $286.5 million.

“We are pleased to report solid third quarter results, with improved revenue performance, excellent gross margin expansion and meaningful growth in adjusted earnings per share,” said Chris Brickman, Sally Beauty Holding’s President, and Chief Executive Officer. “Our results reflect a balanced approach to managing our business in a challenging retail environment, combining appropriate long-term strategic investments with an unrelenting focus on operating discipline and organizational efficiencies.”

“Our effort to position the Company for better financial performance extends to our capital structure. As we announced shortly after quarter end, we refinanced $850 million of our long-term debt in early July by redeeming higher cost senior notes with funds generated from a new, lower cost institutional term loan, a move that should generate a significant reduction in annual cash interest expense.”

“We intend to execute on our strategic priorities and strive for additional gross margin improvement and cost savings in order to achieve our financial goals for the year and deliver even better results in fiscal 2018.”

Additional Fiscal 2017 Third Quarter Details

Reported net earnings in the quarter were $66.5 million, a decrease of $1.4 million, or 2.0%, from the prior year. Adjusted EBITDA in the quarter was $167.0 million, an increase of $3.3 million, or 2.0%, from the prior year. Adjusted EBITDA margin was 16.7% in the quarter compared to 16.4% in the prior year.

Inventory at quarter end was $947.6 million, up 4.2% from the prior year. The increase was due primarily to new store growth and the addition of new brands, partially offset by the impact of a stronger U.S. dollar.

Capital expenditures in the quarter were $17.1 million, and fiscal year to date capital expenditures were $64.0 million, primarily for information technology projects, new stores openings and distribution facility upgrades.

Fiscal 2017 Guidance

Based on fiscal year to date results and expectations for the fiscal fourth quarter, the Company is maintaining its expectation of approximately flat full year consolidated same store sales growth, and now expects full year net new store growth of approximately 1.5%. The Company expects full year gross margin expansion of approximately 30 basis points, full year adjusted SG&A in the range of 34.2% to 34.4% of sales, and full year reported and adjusted operating income growth of approximately flat to the prior year. Taking further into account the expected benefits from the recent debt refinancing and the year to date share repurchases, the Company expects solid growth in both reported and adjusted full year earnings per share.

Fiscal 2017 Third Quarter Segment Results

Sally Beauty Supply (“Sally”)

•                 Sales were $594.9 million in the third quarter, down 1.3% vs. the prior year. Sales growth was partially offset by unfavorable foreign currency translation of 150 basis points and the impact of the shift of the Easter holiday of 70 basis points. Same store sales were down 0.8%. The Easter calendar shift negatively impacted same store sales by approximately 70 basis points.

•                 Net store count at quarter end increased by 76, to 3,826, from the prior year’s third quarter.

•                 Gross margin increased 80 basis points to 56.0% in the third quarter. Gross margin benefitted from strategic pricing initiatives and a reduced reliance on promotional activity in the U.S.

•                 Operating earnings were $104.9 million in the third quarter, essentially flat vs. the prior year. Operating earnings were negatively impacted by the sales decline, labor inflation and new store opening costs, offset by the strong gross margin expansion and reduction of discretionary operating expenses. Operating margin was 17.6%, a 20 basis point improvement from the prior year.

Beauty Systems Group (“BSG”)

•                 Sales were $403.2 million in the third quarter, up 1.9% vs. the prior year, driven by growth in same store sales, incremental sales from acquisitions and net new stores. Sales growth was partially offset by unfavorable foreign currency translation of 30 basis points and the impact of the shift of the Easter holiday of 40 basis points. Same store sales growth was 2.8%. The Easter calendar shift negatively impacted same store sales by approximately 50 basis points.

•                 Net store count at quarter end increased by 40, to 1,362, from the prior year’s third quarter.

•                 Gross margin in the third quarter was 42.0%, flat when compared to the prior year.

•                 Operating earnings were $67.3 million in the third quarter, up 3.3% from the prior year, driven by the modest revenue growth and SG&A leverage. Operating margin was 16.7%, a 20 basis point improvement from the prior year.

•                 Total distributor sales consultants at quarter end were 839 vs. 925 at the end of the prior year’s third quarter. This decrease is due primarily to a decline in the number of distributor sales consultants employed by the Company’s Armstrong McCall franchise business.

Conference Call and Where You Can Find Additional Information

The Company will hold a conference call and audio webcast today to discuss its financial results and its business at approximately 7:30 a.m. (Central). During the conference call, the Company may discuss and answer one or more questions concerning business and financial matters and trends affecting the Company. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed. Simultaneous to the conference call, an audio webcast of the call will be available via a link on the Company’s website, investor.sallybeautyholdings.com. The conference call can be accessed by dialing 800-230-1093 (International: 612-332-0228). The teleconference will be held in a “listen-only” mode for all participants other than the Company’s current sell-side and buy-side investment professionals. If you are unable to listen to this conference call, the replay will be available at about 9:30 a.m. (Central) August 3, 2017, through August 10, 2017, by dialing 800-475-6701 or if international dial 320-365-3844 and reference the conference ID number 427540. Also, a website replay will be available on investor.sallybeautyholdings.com

About Sally Beauty Holdings, Inc.

Sally Beauty Holdings, Inc. (NYSE: SBH) is an international specialty retailer and distributor of professional beauty supplies with revenues of approximately $4.0 billion annually. Through the Sally Beauty Supply and Beauty Systems Group businesses, the Company sells and distributes through over 5,000 stores, including approximately 182 franchised units, throughout the United States, the United Kingdom, Belgium, Chile, Peru, Colombia, France, the Netherlands, Canada, Puerto Rico, Mexico, Ireland, Spain and Germany. Sally Beauty Supply stores offer up to 9,000 products for hair, skin, and nails through professional lines such as OPI®, China Glaze®, Wella®, Clairol®, Conair® and Hot Shot Tools®, as well as an extensive selection of proprietary merchandise. Beauty Systems Group stores, branded as CosmoProf or Armstrong McCall stores, along with its outside sales consultants, sell up to 10,000 professionally branded products including Paul Mitchell®, Wella®, Matrix®, Schwarzkopf®, Kenra®, Goldwell®, Joico® and Aquage®, intended for use in salons and for resale by salons to retail consumers. For more information about Sally Beauty Holdings, Inc., please visit sallybeautyholdings.com.

Cautionary Notice Regarding Forward-Looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions may also identify such forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to: anticipating and effectively responding to changes in consumer and professional stylist preferences and buying trends in a timely manner; the success of our strategic initiatives, including our store refresh program and increased marketing efforts, to enhance the customer experience, attract new customers, drive brand awareness and improve customer loyalty; our ability to efficiently manage and control our costs and the success of our cost control plans, including our recently announced restructuring plan; our ability to implement our restructuring plan in various jurisdictions; our ability to manage the effects of our cost reduction plans on our employees and other operations costs; charges related to the restructuring plan; possible changes in the size and components of the expected costs and charges associated with the restructuring plan; our ability to realize the anticipated cost savings from the restructuring plan within the anticipated time frame, if at all; the highly competitive nature of, and the increasing consolidation of, the beauty products distribution industry; the timing and acceptance of new product introductions; shifts in the mix of product sold during any period; potential fluctuation in our same store sales and quarterly financial performance; our dependence upon manufacturers who may be unwilling or unable to continue to supply products to us; our dependence upon manufacturers who have developed or could develop their own distribution businesses which compete directly with ours; the possibility of material interruptions in the supply of products by our third-party manufacturers or distributors or increases in the prices of products we purchase from our third-party manufacturers or distributors; products sold by us being found to be defective in labeling or content; compliance with current laws and regulations or becoming subject to additional or more stringent laws and regulations; the success of our e-commerce businesses; diversion of professional products sold by Beauty Systems Group to mass retailers or other unauthorized resellers; the operational and financial performance of our franchise-based business; successfully identifying acquisition candidates and successfully completing desirable acquisitions; integrating acquired businesses; the success of our initiatives to expand into new geographies; the success of our existing stores, and our ability to increase sales at existing stores; opening and operating new stores profitably; the volume of traffic to our stores; the impact of the general economic conditions upon our business; the challenges of conducting business outside the United States; the impact of Britain’s recent decision to leave the European Union and related or other disruptive events in the European Union or other geographies in which we conduct business; rising labor and rental costs; protecting our intellectual property rights, particularly our trademarks; the risk that our products may infringe on the intellectual property rights of others; successfully updating and integrating our information technology systems; disruption in our information technology systems; a significant data security breach, including misappropriation of our customers’, or employees’ or suppliers’ confidential information, and the potential costs related thereto; the negative impact on our reputation and loss of confidence of our customers, suppliers and others arising from a significant data security breach; the costs and diversion of management’s attention required to investigate and remediate a data security breach and to continuously upgrade our information technology security systems to address evolving cyber-security threats; the ultimate determination of the extent or scope of the potential liabilities relating to our past or any future data security incidents; our ability to attract or retain highly skilled management and other personnel; severe weather, natural disasters or acts of violence or terrorism; the preparedness of our accounting and other management systems to meet financial reporting and other requirements and the upgrade of our existing financial reporting system; being a holding company, with no operations of our own, and depending on our subsidiaries for our liquidity needs; our ability to execute and implement our common stock repurchase program; our substantial indebtedness; the possibility that we may incur substantial additional debt, including secured debt, in the future; restrictions and limitations in the agreements and instruments governing our debt; generating the significant amount of cash needed to service all of our debt and refinancing all or a portion of our indebtedness or obtaining additional financing; changes in interest rates increasing the cost of servicing our debt; and the costs and effects of litigation.

Additional factors that could cause actual events or results to differ materially from the events or results described in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended September 30, 2016, as filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements

Use of Non-GAAP Financial Measures

This news release and the schedules hereto include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States, or GAAP, and are therefore referred to as non-GAAP financial measures: (1) Adjusted EBITDA; (2) adjusted operating income and operating margin; and (3) adjusted diluted earnings per share. We have provided definitions below for these non-GAAP financial measures and have provided tables in the schedules hereto to reconcile these non-GAAP financial measures to the comparable GAAP financial measures.

Adjusted EBITDA - We define the measure Adjusted EBITDA as GAAP net earnings before depreciation and amortization, interest expense, income taxes, share-based compensation, and costs related to the Company’s previously announced Restructuring Plan, data security incidents, management transition plan and asset impairment for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures.

Adjusted Operating Earnings and Operating Margin — Adjusted operating earnings are GAAP operating earnings that excludes costs related to the Company’s previously announced Restructuring Plan, management transition plan, data security incidents and asset impairment charges for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures. Adjusted Operating Margin is Adjusted Operating Earnings as a percentage of net sales.

Adjusted Diluted Net Earnings Per Share — Adjusted diluted net earnings per share is GAAP diluted earnings per share that exclude costs related to the Company’s previously announced Restructuring Plan, loss on debt extinguishment and related interest overlap, management transition plan, data security incidents and asset impairment as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures.

Operating Free Cash Flow — We define the measure Operating Free Cash Flow as GAAP net cash provided by operating activities less capital expenditures. We believe Operating Free Cash Flow is an important liquidity measure that provides useful information to investors about the amount of cash generated from operations after taking into account capital expenditures.

We believe that these non-GAAP financial measures provide valuable information regarding our earnings and business trends by excluding specific items that we believe are not indicative of the ongoing operating results of our businesses; providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry.

We have provided these non-GAAP financial measures as supplemental information to our GAAP financial measures and believe these non-GAAP measures provide investors with additional meaningful financial information regarding our operating performance and cash flows. Our management and Board of Directors also use these non-GAAP measures as supplemental measures to evaluate our businesses and the performance of management, including the determination of performance-based compensation, to make operating and strategic decisions, and to allocate financial resources. We believe that these non-GAAP measures also provide meaningful information for investors and securities analysts to evaluate our historical and prospective financial performance. These non-GAAP measures should not be considered a substitute for or superior to GAAP results. Furthermore, the non-GAAP measures presented by us may not be comparable to similarly titled measures of other companies.

Supplemental Schedules

Segment Information	1
Non-GAAP Financial Measures Reconciliations	2-3
Non-GAAP Financial Measures Reconciliations; Adjusted EBITDA and Operating Free Cash Flow	4
Store Count and Same Store Sales	5

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,			Nine Months Ended June 30,
	2017	2016 (1)	% Chg	2017	2016 (1)	% Chg

Net sales	$998,043	$998,161	0.0%	$2,964,122	$2,976,260	-0.4%
Cost of products sold and distribution expenses	495,404	499,185	-0.8%	1,481,669	1,495,761	-0.9%
Gross profit	502,639	498,976	0.7%	1,482,453	1,480,499	0.1%
Selling, general and administrative expenses (2)	337,992	339,459	-0.4%	1,017,383	1,020,497	-0.3%
Depreciation and amortization	29,255	25,433	15.0%	83,972	72,524	15.8%
Restructuring charges	5,054	—	100.0%	14,265	—	100.0%
Operating earnings	130,338	134,084	-2.8%	366,833	387,478	-5.3%
Interest expense (3)	26,969	26,703	1.0%	80,616	117,617	-31.5%
Earnings before provision for income taxes	103,369	107,381	-3.7%	286,217	269,861	6.1%
Provision for income taxes	36,830	39,462	-6.7%	106,860	99,540	7.4%
Net earnings	$66,539	$67,919	-2.0%	$179,357	$170,321	5.3%

Earnings per share:
Basic	$0.49	$0.47	4.3%	$1.28	$1.15	11.3%
Diluted	$0.49	$0.46	6.5%	$1.28	$1.14	12.3%

Weighted average shares:
Basic	135,450	145,957		139,888	147,741
Diluted	136,159	147,837		140,634	149,476

			Basis Pt Chg			Basis Pt Chg
Comparison as a % of Net sales
Sally Beauty Supply Gross Margin	56.0%	55.2%	80	55.8%	55.1%	70
BSG Gross Margin	42.0%	42.0%	0	41.6%	41.5%	10
Consolidated Gross Margin	50.4%	50.0%	40	50.0%	49.7%	30
Selling, general and administrative expenses	33.9%	34.0%	(10)	34.3%	34.3%	0
Consolidated Operating Margin	13.1%	13.4%	(30)	12.4%	13.0%	(60)

Effective Tax Rate	35.6%	36.7%	(110)	37.3%	36.9%	40

(1)  Certain amounts for the prior fiscal periods have been reclassified to conform to the current period presentation in connection with the realignment of a business unit from the BSG segment to the Sally Beauty Supply segment.

(2)  For the three months ended June 30, 2017 and 2016, selling, general and administrative expenses include share-based compensation expense of $2.4 million and $2.8 million, respectively, and, for the three months ended June 30, 2016, $1.4 million of expenses incurred in connection with the data security incidents disclosed earlier. For the nine months ended June 30, 2017 and 2016, selling, general and administrative expenses include share-based compensation expense of $8.6 million and $10.0 million, respectively, and, for the nine months ended June 30, 2016, $2.6 million of expenses incurred in connection with the data security incidents. In addition, for the nine months ended June 30, 2016, selling, general and administrative expenses include $1.3 million of expenses related to the management transition plan disclosed in the fiscal year 2016, and an asset impairment charge of $0.6 million.

(3)  For the nine months ended June 30, 2016, interest expense includes a loss on extinguishment of debt of $33.3 million (including call premiums of $25.8 million) in connection with the Company’s December 2015 redemption of certain senior notes.

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2017	September 30, 2016
	(Unaudited)

Cash and cash equivalents	$54,100	$86,622
Trade and other accounts receivable	88,407	83,983
Inventory	947,623	907,337
Other current assets	49,984	54,861
Deferred income tax assets	40,126	40,024
Total current assets	1,180,240	1,172,827
Property and equipment, net	310,176	319,558
Goodwill and other intangible assets	617,255	625,677
Other assets	12,808	14,001
Total assets	$2,120,479	$2,132,063

Current maturities of long-term debt	$82,246	$716
Accounts payable	291,878	271,376
Accrued liabilities	166,484	214,584
Income taxes payable	1,413	1,989
Total current liabilities	542,021	488,665
Long-term debt, including capital leases (1)	1,784,480	1,783,294
Other liabilities	19,012	21,614
Deferred income tax liability	127,242	114,656
Total liabilities	2,472,755	2,408,229
Total stockholders’ deficit	(352,276)	(276,166)
Total liabilities and stockholders’ deficit	$2,120,479	$2,132,063

(1)  Long-term debt, including capital leases is reported net of unamortized debt issuance costs of $21.2 million at June 30, 2017 and $23.7 million at September 30, 2016.

Supplemental Schedule 1

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended June 30,			Nine Months Ended June 30,
	2017	2016 (1)	% Chg	2017	2016 (1)	% Chg
Net sales:
Sally Beauty Supply	$594,880	$602,632	-1.3%	$1,760,732	$1,797,068	-2.0%
Beauty Systems Group	403,163	395,529	1.9%	1,203,390	1,179,192	2.1%
Total net sales	$998,043	$998,161	0.0%	$2,964,122	$2,976,260	-0.4%

Operating earnings:
Sally Beauty Supply	$104,880	$104,908	0.0%	$294,245	$313,792	-6.2%
Beauty Systems Group	67,327	65,196	3.3%	193,630	191,649	1.0%
Segment operating earnings	172,207	170,104	1.2%	487,875	505,441	-3.5%

Unallocated expenses (2)	(34,437)	(33,182)	3.8%	(98,187)	(107,952)	-9.0%
Restructuring charges	(5,054)	—	100.0%	(14,265)	—	100.0%
Share-based compensation	(2,378)	(2,838)	-16.2%	(8,590)	(10,011)	-14.2%
Interest expense (3)	(26,969)	(26,703)	1.0%	(80,616)	(117,617)	-31.5%
Earnings before provision for income taxes	$103,369	$107,381	-3.7%	$286,217	$269,861	6.1%

			Basis Pt Chg			Basis Pt Chg
Segment operating margin:
Sally Beauty Supply	17.6%	17.4%	20	16.7%	17.5%	(80)
Beauty Systems Group	16.7%	16.5%	20	16.1%	16.3%	(20)
Consolidated operating margin	13.1%	13.4%	(30)	12.4%	13.0%	(60)

(1)   Certain amounts for the prior fiscal periods have been reclassified to conform to the current period presentation in connection with the realignment of a business unit from the BSG segment to the Sally Beauty Supply segment.

(2)  Unallocated expenses consist of corporate and shared costs, and are included in selling, general and administrative expenses. For the three and nine months ended June 30, 2016, unallocated expenses include $1.4 million and $2.6 million, respectively, of expenses incurred in connection with the data security incidents disclosed earlier and, for the nine months ended June 30, 2016, $1.3 million of expenses incurred in connection with the management transition plan disclosed in the fiscal year 2016.

(3)  For the nine months ended June 30, 2016, interest expense includes a loss on extinguishment of debt of $33.3 million (including call premiums of $25.8 million) in connection with the Company’s December 2015 redemption of certain senior notes.

Supplemental Schedule 2

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures Reconciliations, Continued

(In thousands)

(Unaudited)

	Three Months Ended June 30, 2017
	As Reported	Restructuring Charges (1)(3)	As Adjusted (Non- GAAP)

Selling, general and administrative expenses	$337,992		$337,992
SG&A expenses, as a percentage of sales	33.9%		33.9%
Operating earnings	130,338	$5,054	135,392
Operating Margin	13.1%		13.6%
Earnings before provision for income taxes	103,369	5,054	108,423
Provision for income taxes (3)	36,830	1,162	37,992
Net earnings	$66,539	$3,892	$70,431

Earnings per share:
Basic	$0.49	$0.03	$0.52
Diluted	$0.49	$0.03	$0.52

	Three Months Ended June 30, 2016
	As Reported	Charges from Data Security Incidents (2)	As Adjusted (Non- GAAP)

Selling, general and administrative expenses	$339,459	$(1,375)	$338,084
SG&A expenses, as a percentage of sales	34.0%		33.9%
Operating earnings	134,084	1,375	135,459
Operating Margin	13.4%		13.6%
Earnings before provision for income taxes	107,381	1,375	108,756
Provision for income taxes (3)	39,462	523	39,985
Net earnings	$67,919	$852	$68,771

Earnings per share:
Basic	$0.47	$0.01	$0.47
Diluted	$0.46	$0.01	$0.47

(1)  For the three months ended June 30, 2017, results include pre-tax expenses of $5.1 million incurred in connection with the restructuring plan disclosed earlier this year.

(2)  For the three months ended June 30, 2016, selling, general and administrative expenses include pre-tax expenses of $1.4 million incurred in connection with the data security incidents disclosed earlier this year.

(3)  The income tax provision associated with our Fiscal 2016 adjustments to net earnings was calculated using an effective tax rate of 38.0%. The income tax provision associated with the restructuring charges was calculated using a 23.0% tax rate since, currently, realization of a tax benefit for portions of this expense is not deemed probable.

Supplemental Schedule 3

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures Reconciliations, Continued

(In thousands)

(Unaudited)

	Nine Months Ended June 30, 2017
	As Reported	Restructuring Charges (1)(4)	As Adjusted (Non- GAAP)

Selling, general and administrative expenses	$1,017,383		$1,017,383
SG&A expenses, as a percentage of sales	34.3%		34.3%
Operating earnings	366,833	$14,265	381,098
Operating Margin	12.4%		12.9%
Earnings before provision for income taxes	286,217	14,265	300,482
Provision for income taxes (4)	106,860	4,493	111,353
Net earnings	$179,357	$9,772	$189,129

Earnings per share:
Basic	$1.28	$0.07	$1.35
Diluted	$1.28	$0.07	$1.34

	Nine Months Ended June 30, 2016
	As Reported	Loss on Extinguishment of Debt (2)	Overlapping Interest Expense (2)	Charges from Data Security Incidents (3)	Management Transition Expenses (3)	Asset Impairment Charge (3)	As Adjusted (Non- GAAP)

Selling, general and administrative expenses	$1,020,497			$(2,621)	$(1,318)	$(571)	$1,015,987
SG&A expenses, as a percentage of sales	34.3%						34.1%
Operating earnings	387,478			2,621	1,318	571	391,988
Operating Margin	13.0%						13.2%
Earnings before provision for income taxes	269,861	$33,296	$2,148	2,621	1,318	571	309,815
Provision for income taxes (4)	99,540	12,652	816	996	501	217	114,722
Net earnings	$170,321	$20,644	$1,332	$1,625	$817	$354	$195,093

Earnings per share:
Basic	$1.15	$0.14	$0.01	$0.01	$0.01	$0.00	$1.32
Diluted	$1.14	$0.14	$0.01	$0.01	$0.01	$0.00	$1.31

(1)  For the nine months ended June 30, 2017, results include pre-tax expenses of $14.3 million incurred in connection with the restructuring plan disclosed earlier this year.

(2)  For the nine months ended June 30, 2016, interest expense includes a loss on extinguishment of debt of $33.3 million in connection with the Company’s December 2015 redemption of certain senior notes and interest in the amount of $2.1 million on such senior notes after December 3, 2015 and until their redemption, as well as interest on the Company’s senior notes due 2025 issued on December 3, 2015. These pro-forma adjustments assume the redeemed senior notes were repaid on December 3, 2015.

(3)  For the nine months ended June 30, 2016, selling, general and administrative expenses include pre-tax expenses of $2.6 million incurred in connection with the data security incidents disclosed earlier, pre-tax expenses of $1.3 million incurred in connection with management transition plan disclosed in the fiscal year 2016, and an asset impairment charge of $0.6 million, before tax.

(4)   The income tax provision associated with our Fiscal 2016 adjustments to net earnings was calculated using an effective tax rate of 38.0%. The income tax provision associated with the restructuring charges was calculated using a 31.5% tax rate since, currently, realization of a tax benefit for portions of this expense is not deemed probable.

Supplemental Schedule 4

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended June 30,			Nine Months Ended June 30,
	2017	2016	% Chg	2017	2016	% Chg
Adjusted EBITDA:
Net earnings	$66,539	$67,919	-2.0%	$179,357	$170,321	5.3%
Add:
Depreciation and amortization	29,255	25,433	15.0%	83,972	72,524	15.8%
Share-based compensation (1)	2,378	2,838	-16.2%	8,590	10,011	-14.2%
Restructuring charges	5,054	—	100.0%	14,265	—	100.0%
Assets impairment charge	—	—	0.0%	—	571	-100.0%
Loss from data security incidents (2)	—	1,375	-100.0%	—	2,621	-100.0%
Management transition expenses (2)	—	—	-100.0%	—	1,318	-100.0%
Interest expense (3)	26,969	26,703	1.0%	80,616	117,617	-31.5%
Provision for income taxes	36,830	39,462	-6.7%	106,860	99,540	7.4%
Adjusted EBITDA (Non-GAAP)	$167,025	$163,730	2.0%	$473,660	$474,523	-0.2%

			Basis Pt Chg			Basis Pt Chg
Comparison as a % of Net Sales
Adjusted EBITDA Margin	16.7%	16.4%	30	16.0%	15.9%	10

	2017	2016	% Chg	2017	2016	% Chg
Operating Free Cash Flow:
Net cash provided by operating activities	$63,921	$36,605	74.6%	$223,415	$248,813	-10.2%
Less:
Capital expenditures, net	(17,209)	(36,360)	-52.7%	(66,529)	(108,270)	-38.6%
Operating Free Cash Flow (Non-GAAP)	$46,712	$245	100.0%	$156,886	$140,543	11.6%

(1)  For the nine months ended June 30, 2017 and 2016, share-based compensation includes $1.1 million and $1.3 million, respectively, of accelerated expense related to certain retirement-eligible employees who are eligible to continue vesting awards upon retirement.

(2)  For the three and nine months ended June 30, 2016, selling, general and administrative expenses include $1.4 million and $2.6 million, respectively, of expenses incurred in connection with the data security incidents disclosed earlier and, for the nine months ended June 30, 2016, $1.3 million of expenses related to the management transition plan disclosed in the fiscal year 2016.

(3)  For the the nine months ended June 30, 2016, interest expense includes a loss on extinguishment of debt of $33.3 million (including call premiums of $25.8 million) in connection with the Company’s December 2015 redemption of certain senior notes.

Supplemental Schedule 5

SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES

Store Count and Same Store Sales

(Unaudited)

	As of June 30,
	2017	2016	Chg
Number of stores (at end of period):

Sally Beauty Supply:
Company-operated stores	3,807	3,732	75
Franchise stores	19	18	1
Total Sally Beauty Supply	3,826	3,750	76
Beauty Systems Group (“BSG”):
Company-operated stores	1,196	1,157	39
Franchise stores	166	165	1
Total Beauty System Group	1,362	1,322	40
Total	5,188	5,072	116

BSG distributor sales consultants (end of period) (1)	839	925	(86)

	2017	2016	Basis Pt Chg
Third quarter company-operated same store sales growth (decline) (2)
Sally Beauty Supply	-0.8%	1.3%	(210)
Beauty Systems Group	2.8%	5.4%	(260)
Consolidated	0.3%	2.5%	(220)

Nine months ended June 30 company-operated same store sales growth (decline) (2)
Sally Beauty Supply	-1.3%	2.0%	(330)
Beauty Systems Group	1.4%	6.8%	(540)
Consolidated	-0.4%	3.5%	(390)

(1)  Includes 257 and 318 distributor sales consultants as reported by our franchisees at June 30, 2017 and 2016, respectively.

(2)  For the purpose of calculating our same store sales metrics, we compare the current period sales for stores open for 14 months or longer as of the last day of a month with the sales for these stores for the comparable period in the prior fiscal year. Our same store sales are calculated in constant U.S. dollars and include internet-based sales and the effect of store expansions, if applicable, but do not generally include the sales from stores relocated until 14 months after the relocation. The sales from stores acquired are excluded from our same store sales calculation until 14 months after the acquisition.